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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the inclusion in the Registration Statement of Post-Effective Amendment No. 1 to the Form F-1 of our report dated July 28, 2000, on our audits of the consolidated financial statements of Quintalinux Limited as of March 31, 1999 and 2000 and for each of the three years in the period ended March 31, 2000. We also consent to the reference to our firm under the caption "Experts".


/s/ Moores Rowland
Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: September 28, 2000